UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2024

Cibus, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38161	27-1967997
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6455 Nancy Ridge Drive San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 450-0008

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A Common Stock, $0.0001 par value per share	CBUS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

The information regarding noncash charges for impairment of goodwill and in-process R&D indefinite-lived intangible assets included in Item 2.06 below is incorporated into this Item 2.02 by reference.

Item 8.01.	Other Events

As a result of the Company’s annual impairment analysis, the management of Cibus, Inc. (the “Company”) has determined that its goodwill and in-process R&D indefinite-lived intangible assets were impaired by an estimated $150.4 million and an estimated $99.0 million, respectively, for the year ended December 31, 2023. Accordingly, management expects to record a non-cash impairment charge of an estimated approximately $249.4 million for impairment of goodwill and in-process R&D indefinite-lived intangible assets in the consolidated financial statements for the year ended December 31, 2023.

The impaired assets were acquired in the merger transactions with Cibus Global, LLC in 2023. The Company’s impairment determination was based on the Company’s annual impairment testing of goodwill and other intangible assets in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 350, “Intangibles—Goodwill and Other” conducted in connection with the ongoing preparation of the financial statements to be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

The Company began its annual impairment test by performing an assessment of qualitative factors, including macro-economic conditions, a decline in the Company’s stock price, progress on development activities, and overall financial performance. Based on its assessment of qualitative factors, the Company concluded it was more likely than not that the fair value of its reporting unit was less than its carrying value. Therefore, the Company performed a quantitative analysis and determined that the fair value of each of goodwill and in-process R&D indefinite-lived intangible assets was less than its respective carrying value.

All of the impairment charges are non-cash charges, and the Company does not expect to be required to make any current or future cash expenditures as a result of these impairments.

The Company has not completed the preparation of its financial statements for the fourth quarter or the fiscal year ended December 31, 2023. Accordingly, the noncash charges for impairment of goodwill and in-process R&D indefinite-lived intangible assets provided here are preliminary estimates and unaudited and are thus subject to change as the Company completes its financial results. BDO USA, P.C. has not audited, reviewed, examined, compiled, nor applied agreed-upon procedures with respect to the preliminary estimated financial data included in this report.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of applicable securities laws, including the Private Securities Litigation Reform Act of 1995. All statements, other than statements of present or historical fact included herein, including statements regarding Cibus’ operational and financial performance are forward-looking statements. Forward-looking statements may be identified by words such as “estimates,” “expect,” “could,” and “will,” or the negative of these and similar expressions.

These forward-looking statements are based on the current expectations and assumptions of Cibus’ management about future events, which are based on currently available information. These forward-looking statements are subject to numerous risks and uncertainties, many of which are difficult to predict and beyond the control of Cibus. Cibus’ actual results could be materially different than those expressed, implied, or anticipated by forward-looking statements due to a variety of factors, including, but not limited to the completion of Cibus’ closing procedures with respect to its annual financial statements and the completion of the audit by Cibus’ independent registered public accounting firm of such financial statements; and other important factors discussed in “Risk Factors of Cibus, Inc.” filed as Exhibit 99.3 with Cibus’ Current Report on Form 8-K, which was filed with the

Securities and Exchange Commission (the “SEC”) on June 1, 2023, as updated by the supplemental risk factors included in the Company’s Current Reports on Form 8-K filed on October 18, 2023, and December 12, 2023, each as may be updated by any additional “Risk Factors” identified in Cibus’ subsequent reports on Forms 10-Q and 8-K filed with the SEC. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Cibus’ assessment of the period of time through which its financial resources will be adequate to support its operations is a forward-looking statement and involves such risks and uncertainties.

In addition, the forward-looking statements included in this Current Report on Form 8-K represent Cibus’ views as of the date hereof. Cibus specifically disclaims any obligation to update such forward-looking statements in the future, except as required under applicable law. These forward-looking statements should not be relied upon as representing Cibus’ views as of any date subsequent to the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Cibus, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 8, 2024

CIBUS, INC.

By:	/s/ Rory Riggs
Name:	Rory Riggs
Title:	Chief Executive Officer and Chairman